Exhibit 10.1

VENDOR AGREEMENT

This Vendor Agreement (the “Agreement”) is made and effective as of the Effective Date by and between Cariloha, LLC, a Utah limited liability company (the “Company”) and Vendor. Capitalized terms not otherwise defined herein have the meanings set forth on Exhibit A attached hereto, which is incorporated into this Agreement by this reference.

RECITAL

WHEREAS, Company designs, manufactures and sells the Proprietary Products that incorporate the Intellectual Property.

WHEREAS, Vendor owns and operates a manufacturing facility suited for manufacturing, packaging, labeling, inspecting, testing, storing and shipping the Products.

WHEREAS, Company desires to engage Vendor to manufacture, package, label, inspect, test, store and ship the Products, and Vendor desires to manufacture, package, label, inspect, test, store and ship the Products, all on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Vendor hereby agree as follows:

1.             Vendor Responsibilities.

(a)            Vendor shall manufacture, package, label, inspect, test, store and ship the Products for Company (the “Services”) in accordance with the terms of this Agreement.

(b)            Vendor shall, at its own cost and expense, source and supply all materials required for the Services; provided, however, that all such materials shall be new, high quality and comply with all Laws and shall require the prior written approval of Company. Vendor shall at all times maintain sufficient materials in stock in its inventory to fulfill purchase orders.

(c)            Vendor shall, at its own cost and expense, (i) perform the Services and comply with (1) the Vendor Compliance Guide; (2) all Laws; and (3) good and generally accepted industry manufacturing practices applicable to businesses manufacturing products companies located within the United States; (ii) (1) reserve sufficient capacity for the timely manufacture of the Products at its manufacturing facilities; (2) maintain accurate and complete production, inspection, testing, storage, and shipping records, (3) make all applicable reports and filings to applicable Governmental Bodies, and provide copies of the same to Company contemporaneously with such filings; (4) timely deliver the Products to Company with good title, free from any security interest, lien, or encumbrance; and (iii) secure and maintain in force all licenses, permits and certificates required for the operation of its business and performance of this Agreement. Vendor shall permit Company and its affiliates, upon at least 1 day prior written notice and during normal business hours, to audit and inspect Vendor’s facilities utilized to perform the Services and all related documentation to determine compliance with this Section 1(c).

(d)            Unless expressly permitted by Company in writing, Vendor shall not communicate, written or orally, with any individual or entity (each, a “Person”) that is a customer or potential customer, or licensee or potential licensee, of Company regarding the Company or any of its affiliates or any of the Proprietary Products.

2.             Price and Payment. In full consideration for the Services, Company will pay Vendor in accordance with the applicable Purchase Order or Release Order, as such Purchase Order and Release Order are further defined and explained in the Vendor Compliance Guide.

3.             Intellectual Property. Company, in its sole discretion, will make available to Vendor as much of the Intellectual Property as Company determines necessary for Vendor’s performance of the Services. If Company makes any Intellectual Property available to Vendor, Vendor will have a limited, non-exclusive, non-assignable, non-sublicensable, revocable and terminable right to use such Intellectual Property only to the extent required to perform the Services in accordance with this Agreement. Notwithstanding the foregoing, Company shall have no obligation to make available to Vender any of the Intellectual Property. Vendor agrees that it will only use the Intellectual Property to perform the Services in accordance with this Agreement. Vendor shall not, directly or indirectly, reverse engineer, improve, make any derivative work of, modify, copy, reproduce or store in any form any of the Intellectual Property without the prior written consent of Company except to the extent required to perform the Services in accordance with this Agreement. Vendor acknowledges and agrees that Company owns all right, title and interest in and to all of the Intellectual Property and all documents and information relating thereto and all copies thereof, whether provided to Vendor by Company or generated or prepared by Vendor. All use of the Intellectual Property by Vendor shall inure to the benefit of Company. Vendor shall not obtain or attempt to obtain, by registration or other method, regardless whether sanctioned by Law, any right, title or interest in or to any of the Intellectual Property. Vendor shall promptly notify Company in writing of any use or disclosure of any of the Intellectual Property or Confidential Information in contravention of this Agreement and shall assist Company and its affiliates as may be reasonably necessary to stop and prevent such use or disclosure. Company makes no representations or warranties to Vendor with respect to the Products or the Intellectual Property, whether express, implied, contractual or statutory, including any representations or warranties of non-infringement and neither Company nor its affiliates shall have any liability to Vendor as a result of Vendor’s use of any of the Intellectual Property. Within 10 days of Company’s request, Vendor shall return to Company all Intellectual Property and all other documents and information relating thereto and all copies thereof, whether provided to Vendor by Company or generated or prepared by Vendor. Vendor shall also provide to Company a certificate executed by an officer of Vendor certifying that all such items have been returned to Company and that all such intangible items have been properly and completely deleted from retrieval systems and databases and have been destroyed beyond recovery.

4.             Confidentiality. “Confidential Information” means information about Company and/or any affiliate’s business affairs, products, research, customer lists, technology, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information (including the Intellectual Property), whether disclosed orally or in written, electronic or other form or media, that is (a) fixed in a tangible medium and furnished by or on behalf of Company to Vendor and clearly and conspicuously marked as the confidential or proprietary information of Company; (b) provided orally by or on behalf of Company to Vendor and stated to be confidential or proprietary at the time the information is provided or in a writing which is provided within 15 days thereafter which describes such information so that it reasonably may be identified after such disclosure; or (c) that is Intellectual Property or otherwise is, or should reasonably be understood to be, confidential or proprietary to Company or any of its affiliates (collectively, “Confidential Information”). The terms of this Agreement shall also be Confidential Information. Confidential Information shall not include information that, at the time of disclosure, Vendor can demonstrate through its written records: (i) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 4 by Vendor; (ii) is or becomes available to Vendor on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (iii) was known by or in the possession of Vendor prior to being disclosed by or on behalf of Company; or (iv) is independently developed by Vendor without reference to or use of, in whole or in part, any of the Confidential Information. Vendor shall: (A) protect and safeguard the confidentiality of the Confidential Information with at least the same degree of care as the Vendor would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (B) not use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (C) not disclose any Confidential Information to any Person, except to Vendor’s employees and independent contractors who need to know the Confidential Information to assist Vendor, or act on its behalf, to perform the Services in accordance with this Agreement. Vendor shall be responsible for any breach of this Section 4 caused by any of its employees or independent contractors. Notwithstanding the foregoing, if Vendor or any of Vendor’s employees or independent contractors are required to disclose Confidential Information pursuant to any Laws, Vendor shall immediately notify Company, and Vendor shall not be in breach of this Section 4 provided that Vendor provides Company with time to review and, if Company elects, contest such requirement and Vendor fully cooperates, and causes its employees and independent contractors to, fully cooperate, with Company in such review and contesting of the requirement. Any disclosure of Confidential Information pursuant to any Law shall in no way be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information. At any time at Company’s request, Vendor shall promptly return to Company all copies, whether in written, electronic or other form or media, of the Confidential Information, or destroy all such copies and certify in writing to Company that such Confidential Information has been permanently and irrevocably destroyed.

5.             Warehousing. Company and Vendor may agree to have Vendor warehouse and manage certain raw material and manufacturing supplies provided and owned by Company (“Company Materials and Supplies”) to facilitate production of the Products, the terms of which shall be set forth in a separate written agreement between Company and Vendor. In such case, and unless more stringent conditions are agreed, Vendor shall minimally (a) conduct a monthly physical inventory of the Company Materials and Supplies and deliver a report of such inventory to Company; (b) maintain reasonable property insurance policies for the Company Materials and Supplies underwritten by insurance carriers of international reputation reasonably acceptable to Company, with such policies naming Company as “Loss Payee,” and provide certificates of such insurance policies to Company; and (c) reimburse Company for any loss or damage to any of the Company Materials and Supplies.

6.             Non-Competition; Other Vendors.

(a)            Vendor shall not, directly or indirectly, manufacture, package, label, inspect, test, benchmark, store or ship any of the Products for any Person other than Company. During the Restrictive Period, Vendor shall not (i) Compete with Company, directly or indirectly, including as an owner, director, officer, manager, partner, employee or consultant of any Person that Competes with Company; (ii) directly or indirectly, induce, encourage or influence any employee, representative, customer, or vendor of Company or any affiliate to terminate such Person’s employment or relationship with Company or such affiliate; or (iii) solicit, accept or otherwise do business with any of Company’s or any affiliate’s customers or vendors, or otherwise attempt to divert or take away business from Company or any of its affiliates.

(b)            Vendor acknowledges and agrees that Company and its affiliates has engaged and will have the right to continue to engage vendors other than Vendor to provide any of the Services.

7.             Term and Termination. After the Initial Term, the term of this Agreement shall be automatically extended from year to year unless either Party gives notice of its intent not to renew at least 90 days before the end of the then-current term (such renewal terms, together with the Initial Term, the “Term”). Either Party may terminate this Agreement upon notice to the other Party if the other Party breaches any provision of this Agreement and fails to cure such breach within 30 days of written notice from the non-breaching Party. In addition, Company may terminate this Agreement at any time during the Term with or without cause by providing 30 days’ written notice to Vendor. Termination by Company shall be in addition to any other rights or remedies Company may have available. Section 3, Section 4, Section 6(a), this Section 7 and Section 8 through Section 22, together with any other obligations of Vendor in the Vendor Compliance Guide that by their terms survive the termination of the relationship between Company and Vendor, shall survive termination of this Agreement.

8.             Indemnification. Vendor shall indemnify, defend and hold harmless Company and its affiliates, and its and their directors, officers, managers, owners, partners, employees and consultants (collectively, the “Indemnified Party”) from and against all costs, damages, expenses (including reasonable attorneys’ fees), losses and other liabilities (including amounts paid in settlement) incurred from any third-party causes of action, claims and proceedings (each, a “Claim”) to the extent arising from or connected with Vendor’s, its employee’s or its independent contractor’s negligence or willful misconduct or breach of any provision of this Agreement. The Indemnified Party shall (a) promptly notify Vendor in writing of the Claim, (b) give Vendor sole control of the defense of such Claim and all negotiations for the compromise or settlement thereof (provided that if any settlement requires any action, payment or admission by the Indemnified Party, then the settlement will require the Indemnified Party’s prior consent), and (c) provide the Indemnified Party with reasonable cooperation, information and assistance in connection with the Claim; provided, however, that failure by the Indemnified Party to provide prompt notice of a Claim, grant such sole control or provide such cooperation, information and assistance shall not relieve Vendor of its obligations under this Section 8, except to the extent that Vendor is materially prejudiced by such failure. The Indemnified Party may be represented by its own counsel, at its own expense.

9.             Disclaimer; Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COMPANY DISCLAIMS ALL WARRANTIES RELATED TO THE PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR PERSONAL INJURY OR DEATH TO VENDOR’S EMPLOYEES OR INDEPENDENT CONTRACTORS RESULTING FROM COMPANY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH THIS AGREEMENT, AND ANY OTHER LIABILITY WHICH CANNOT BE EXCLUDED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL COMPANY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, STATUTORY, OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF COMPANY HAS BEEN ADVISED OR IS OTHERWISE MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

10.           Representations and Warranties.

(a)            Vendor represents and warrants that (i) it has full right, power and authority to enter into this Agreement; (ii) it has not entered and will not enter into any agreement with any Person that is or would be inconsistent with its obligations hereunder; (iii) the entering into and performance of this Agreement by Vendor will not violate any Laws applicable to Vendor and (iv) it understands the Child Labor Laws, the FCPA and the principles of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and their applicability to conducting business in Vendor’s Country and any other countries and jurisdictions where such may be applicable to Vendor in its performance of this Agreement, and that it shall not directly or indirectly breach any Laws applicable to Vendor or cause Company or its affiliates to breach any such Laws. Time is of the essence for the performance of the Services by Vendor.

(b)           Company represents and warrants that (i) it has full right, power and authority to enter into this Agreement; and (ii) it has not entered and will not enter into any agreement with any Person that is or would be inconsistent with its obligations hereunder.

11.           Assignment. Company may freely assign this Agreement. Vendor may not assign, subcontract or delegate any of its rights or obligations under this Agreement, in whole or part, voluntarily or involuntarily, directly or indirectly, by operation of law, change in control or otherwise, without Company’s prior written consent in its sole and absolute discretion. If Company provides such written consent, it shall be entitled to impose terms and conditions relating to such assignment, subcontract or delegation. Subject to the foregoing, this Agreement shall inure to the benefit of and is binding upon the Parties and their respective successors and permitted assigns. Any purported assignment of rights in violation of this Section 11 is void.

12.           No Implied Waiver. The failure of either Party to insist on strict performance of any provision of this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

13.           Nature of Relationship. Nothing in this Agreement shall be construed as creating a joint venture, partnership, agency, employer/employee, or similar relationship between Company and Vendor, or between any Party and any of the other Party’s employees, contractors, agents or representatives. Vendor is an independent contractor and shall act as agent for Company. Neither Vendor nor its employees shall be considered employees of Company and neither Party shall in any event be held liable or accountable for any obligations incurred by the other Party, it being specifically understood and agreed that the respective businesses of each of the Parties shall be operated separately and apart from each other. Vendor shall have no authority to bind Company to any contractual terms. Nothing in this Agreement shall create any obligation between Company and Vendor and any other third party.

14.           Notice. Any notice, consent, approval, request, authorization or other communication permitted or required to be given to a Party shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective Party as set forth on Exhibit A. Notices shall be deemed delivered when received. A Party may change its notice information by providing notice to the other in accordance with this Section 14.

15.           Governing Law and Venue. This Agreement will be governed by and construed under the commercial laws of the State of Utah, USA, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Utah. The United Nations Convention on Contracts for the International Sale of Goods is hereby excluded and disclaimed from application to this Agreement.

16.           Arbitration. Subject to Section 17, the Parties hereby covenant and agree that any Claim of any kind or nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or in any way related to, the negotiations, execution, interpretation or enforcement of this Agreement, including the interpretation of this clause (each, a “Dispute”), will be completely and finally settled by submission of any such Dispute to arbitration under the Rules of Arbitration of the American Arbitration Association (“ AAA”) then in effect and as modified hereby. The arbitration will be conducted before a panel of three arbitrators, each of whom will be fluent in English. Company will appoint one arbitrator, Vendor will appoint one arbitrator, and the third arbitrator will be selected by the two arbitrators so appointed; provided, however, that if one Party selects an arbitrator and the other Party fails to select the second arbitrator within 10 days after the receipt of notice of the selection of the first arbitrator, the decision of the first arbitrator alone shall be final and binding upon the Parties. If the two arbitrators appointed by Company and Vendor fail to select the third arbitrator within 30 days after the date on which the last of such two arbitrators are appointed, then the third arbitrator will be selected by AAA. The arbitration will be conducted in Salt Lake City, Utah, U.S.A. The arbitration will be conducted in English. The arbitrators will issue a written opinion stating the findings of fact and the conclusions of law upon which the decision is based. The decision of the arbitrators will be final and binding, absent manifest error in the findings of fact or the conclusions of law. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the Party seeking to enforce that award may elect. The non-prevailing Party, as determined by the arbitration panel, shall pay the prevailing Party’s arbitration and costs, and any reasonable attorneys’ fees associated with the resolution of the Dispute. Notwithstanding anything to the contrary in this Section 16, the Parties agree that any proceeding and judgment obtained pursuant to this Section 16 must comply in all respects with the requirements of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958, such that the courts having jurisdiction in each of Vendor’s Country, the United States and elsewhere will recognize and enforce any arbitral award made pursuant to this Section 16.

17.           Remedies. Subject to the limitations set forth in Section 9, the Parties will have available to them all remedies for breach provided by law or equity. Vendor acknowledges and agrees that Company would be irreparably harmed if Vendor were to breach or violate, or threaten to breach or violate any provision of this Agreement, and further agrees that, notwithstanding Section 16, Company shall have the right to seek and obtain injunctive relief in any court of competent jurisdiction upon any breach or violation or threatened breach or violation of the terms of this Agreement without the necessity of posting bond or other security or proving special damages or irreparable harm, in addition to all other rights and remedies available to each Party at law or in equity. In such event, Vendor shall pay Company’s costs, including reasonable attorneys’ fees and costs.

18.           Severability. Whenever possible, each provision of this Agreement, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision is to be construed either by modifying it to the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not). If an unenforceable provision is modified or disregarded in accordance with this Section 18, the rest of this Agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.

19.           Entire Agreement. This Agreement, together with the Vendor Compliance Guide (including any Purchase Orders, Production Order and Release Order entered into pursuant to the Vendor Compliance Guide and together with the Distribution Specification Form, Product Specification Form and Product Packaging Specifications Form incorporated by reference in the Vendor Compliance Guide), constitutes the final, complete, and exclusive statement of the agreement of Company and Vendor with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, written and oral, between Company and Vendor. To the extent that there is any conflict between any provision of this Agreement and the Vendor Compliance Guide, the provision in this Agreement shall control.

20.           Cross-Default. To the extent that Vendor has executed other agreements with any affiliate of Company, Vendor agrees that any default under this Agreement shall also be deemed to be a default under any such other agreements, and any default under the provisions of any such other agreements shall also be deemed to be a default under this Agreement. In the event of conflict between this Agreement and any other agreement entered into between Vendor and Company or any affiliate of Company, the agreement that provides the greater protection for Company and its affiliates shall control.

21.           Counterparts /Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, email, or other electronic medium shall have the same force and effect as an original signature.

22.           Headings; Construction. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Both Parties acknowledge that they have been represented by counsel in the negotiation of this Agreement, and hereby waive any canon of construction that would require any portion of this Agreement to be construed against the drafter thereof. For purposes of this Agreement the words “including,” “included” and “includes” mean inclusion without limitation.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Company and Vendor have executed this Agreement to be effective as of the Effective Date.

COMPANY:

Cariloha, LLC

Signature: _________________________________________________________________

Print Name: ________________________________________________________________

Print Title: _________________________________________________________________

VENDOR:

__________________

Signature: _________________________________________________________________

Print Name: ________________________________________________________________

Print Title: _________________________________________________________________

EXHIBIT A

Compete or Competes with Company: Design, manufacture, market, sell or supply any bamboo product or product with bamboo characteristics, utilizing any of the Technologies or of any design or style similar or substantially similar to any Product or any other Proprietary Product.

Contact information (see Section 14):

Vendor:

_________________________________

_________________________________

_________________________________

_________________________________

Attention: _________________________

Company:

Cariloha, LLC

280 W. 10200 S.

Sandy, UT 84020

Attention: ________________________

Child Labor Laws: Any Laws that restricts the employment and abuse of workers whom are children or minors, including any laws or regulations promulgated by the United States federal government or any other Governmental Body within the United States relating to or restricting the employment or abuse of workers whom are children or minors and to include U.S. Fair Labor Standards Act.

Effective Date: ________________.

FCPA: The U.S. Foreign Corrupt Practices Act of 1977, as amended.

Governmental Body: Any (a) nation, state, county, region or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government, governmental, or quasi-governmental authority of any nature; or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

Initial Term: The period commencing on the Effective Date and ending on the one-year anniversary of the Effective Date unless terminated earlier pursuant to the terms of the Agreement.

Intellectual Property: With respect to the Proprietary Products and the Technologies, all patents, trademarks, copyrights and all other intellectual property or proprietary rights, now existing or hereinafter acquired, developed or co-developed by Company, associated with or related to any of the Proprietary Products or any of the Technologies including (a) rights in any patent, patent application (including any provisionals, continuations, divisions, continuations-in-part, extensions, renewals, reissues, revivals and reexaminations, any national phase PCT applications, any PCT international applications, and all foreign counterparts) claiming priority to or having a common priority claim as the patents, (b) copyrights, industrial designs, URLs, domain names, subdomain names, social media accounts, trademarks, service marks, logos, trade dress or trade names, (c) related registrations and applications for registration, (d) trade secrets, moral rights and publicity rights, (e) inventions, discoveries, and improvements, modifications, know-how, proprietary information, techniques, methodologies, writings, works of authorship, designs and data, whether or not patented, patentable, copyrightable or reduced to practice and (f) goodwill related to any of the foregoing.

Laws: All laws, regulations, statutes, requirements, ordinances and codes of a Governmental Body applicable to this Agreement or relating to the performance of any of the Services, including Child Labor Laws, U.S. Export Control Laws, the FCPA, U.S. Child Labor Laws, the United States Federal Fair Packaging and Labeling Act of 1966, as amended, the Model State Weights and Measurements Law, as amended, and the Model State Packaging and Labeling Regulations.

Parties: Company and Vendor.

Products: __________________________________________________________ as may be amended from time to time in writing signed by Company and Vendor and specifically referencing this Exhibit A.

Proprietary Products: Company’s proprietary products, including clothing, bedding, bath items and various accessories all of which are made from viscose from bamboo, and displays, fixtures and build-out items.

Restrictive Period: The Term and the 3-year period thereafter.

Technologies: Proprietary and confidential applications, designs, specifications and processes for the manufacturing of bamboo products and products with bamboo characteristics.

U.S. Export Control Laws: Any laws or regulations promulgated by the United States federal government or any Governmental Body within the United States relating to or regulating the export of Products outside the United States, including regulations promulgated by the United States Department of Treasury Office of Foreign of Assets Controls.

Vendor: __________________________.

Vendor Compliance Guide: The Vendor Compliance Guide attached hereto as Exhibit B, as the same may be amended from time to time by Company in its sole discretion, which is incorporated into the Agreement by this reference.

Vendor’s Country: _________________.

EXHIBIT B

VENDOR COMPLIANCE GUIDE